LOCK-UP AGREEMENT

_____________, 2018
Maxim Group LLC
405 Lexington Avenue
New York, NY 10174

Re: Public Offering of Sphere3D Corp.

Ladies and Gentlemen:

The undersigned, a holder of common shares, no par value (“Common Shares”), or rights to acquire Common Shares, of Sphere 3D Corp. (the “Company”), understands that you are the representative (the “Representative”) of the several underwriters (collectively, the “Underwriters”) named or to be named in the final form of Schedule I to the underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Underwriters and the Company, providing for an underwritten offering(the “Offering”) of Common Shares and Warrants (the “Securities”) pursuant to a registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth for them in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Offering of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for the benefit of the Company, the Representative and the other Underwriters that, without the prior written consent of the Representative, the undersigned will not, during the period specified in the following paragraph (the “Lock-Up Period”), directly or indirectly, unless otherwise provided herein, (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of or transfer (each a “Transfer”) any Relevant Security (as defined below) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so. As used herein, the term “Relevant Security” means any share of Common Shares, warrant to purchase Common Shares or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, Common Shares or any other equity security of the Company, in each case owned beneficially or otherwise by the undersigned on the date of execution of the Underwriting Agreement (the “Effective Date”).

The Lock-Up Period will commence on the Effective Date and continue and include the date that is sixty (60) days after the Closing Date.

In addition, the undersigned further agrees that, without the prior written consent of the Underwriter, during the Lock-Up Period the undersigned will not: (i) file or participate in the filing with the SEC of any registration statement or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document, in each case with respect to any proposed offering or sale of a Relevant Security by any person that, to the knowledge of the undersigned, is subject to a lock-up agreement in the same form as this agreement, or (ii) exercise any rights the undersigned may have to require registration with the SEC of any proposed offering or sale of a Relevant Security.

In furtherance of the undersigned’s obligations hereunder, the undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record owner and the transfer of which would be a violation of this Lock-Up Agreement and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record owner, agrees that during the Lock-Up Period it will cause the record owner to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities to the extent such transfer would be a violation of this Lock-Up Agreement.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Relevant Securities:

(i)	as a bona fide gift or gifts or for bona fide estate planning purposes,

(ii)	to any trust for the direct or indirect benefit of the undersigned or a member of members of the immediate family of the undersigned,

(iii)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 under the Securities Act of 1933) of the undersigned, (2) to limited partners, limited liability company members or stockholders of the undersigned, or (3) in connection with a sale, merger or transfer of all or substantially all of the assets of the undersigned or any other change of control of the undersigned, not undertaken for the purpose of avoiding the restrictions imposed by this Lock-Up Agreement,

(iv)	if the undersigned is a trust, to the beneficiary of such trust,

(v)	by testate or intestate succession,

(vi)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement,

(vii)

when such transfer is (1) deemed to occur upon the “net” or “cashless” exercise of options or (2) solely for the purpose of paying the exercise price of such options or for paying income taxes (including estimated taxes) due as a result of the exercise of such options or solely as a result of the vesting of Common Shares under restricted stock units or restricted stock awards, in each case pursuant to employee benefit plans in effect as of the date of this Lock-Up Agreement,

(viii)	pursuant to the Underwriting Agreement, and

(ix)	pursuant to an existing trading plan pursuant to Rule 10b5-1 of the Exchange Act.

provided, in the case of clauses (i)-(vi), that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with the Underwriters and the Company to be bound by the terms of this Lock-Up Agreement, and (C) such transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made during the Lock-Up Period.

Nothing in this Lock-Up Agreement shall preclude the establishment of a new trading plan pursuant to Rule 10b5-1 of the Exchange Act; provided, that (A) no public report or filing under Section 16(a) of the Exchange Act shall be required during the Lock-Up Period, (B) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment of such plan during the Lock-Up Period, and (C) no sales are made during the Lock-Up Period pursuant to such plan.

Additionally, upon the prior written consent of the Representative, such consent not to be unreasonably withheld, the undersigned may transfer the undersigned’s Relevant Securities to the Company: (i) upon a vesting event of the Company’s securities, or (ii) pursuant to arrangements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares or upon the exercise or conversion of options or warrants to purchase the Company’s securities, in each case, on a “cashless” or “net exercise” basis to cover tax withholding obligations of the undersigned in connection with such vesting or exercise; provided, that, any filing under Section 16(a) of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if the undersigned is not a natural person) and constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date of this Lock-Up Agreement.

If (i) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, (ii) the registration statement filed with the SEC with respect to the Offering is withdrawn, or (iii) the Company notifies the Representative that it does not intend to proceed with the Offering, the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned, whether or not participating in the Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this Lock-Up Agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

[Signature Follows]

Very truly yours,

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